Exhibit 23.2

Consent of Independent Auditors

We consent to the use of our report dated May 12, 2021, with respect to the consolidated financial statements of Archaea Energy LLC and subsidiaries, incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania

December 29, 2021